EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”), is entered into and made effective this 21stday of August, 2006 (the “Effective Date”), by and between Universal Guardian Holdings, Inc., a Delaware corporation (the “Company”), and Randall A. Jones, an individual residing in Corona del Mar, California (the “Executive”). The Company and Executive are each referred to herein as a “Party” and, together, as the “Parties.”

RECITALS

The Company and its subsidiaries provide a comprehensive range of security products, systems and services designed to protect against terrorist and security threats to business and government assets; and

The Company desires to employ the Executive, and the Executive desires to be employed by the Company, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive, intending to be legally bound, agree as follows:

1.

Employment; Term.

(a)

Employment.  The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, upon the terms and subject to the conditions contained in this Agreement.

(b)

Term.  This Agreement shall have a term commencing on the Effective Date and ending on the earlier of (i) the Date of Termination (as defined below) or (ii) the third anniversary of the Effective Date.  The term of the Executive’s employment pursuant to this Agreement is referred to herein as the “Employment Period.”

2.

Position and Duties.  The Company shall employ the Executive during the Employment Period as the Company’s Chief Financial Officer.  The Executive shall report to the Company’s President and Chief Executive Officer.

3.

Responsibilities.

(a)

General.  During the Employment Period, the Executive shall perform, faithfully and loyally and to the best of the Executive’s abilities, the duties attendant to the offices to which he has been appointed and shall devote the Executive’s attention, knowledge and experience and give the Executive’s best efforts, skills and abilities to promote the business and interests of the Company and its subsidiaries in a professional manner on a full time basis.  The Executive shall also perform such other reasonable duties, be accountable for such other reasonable responsibilities and be granted such other reasonable authority consistent with the Executive’s position with the Company, as may be reasonably determined from time to time by the Company’s President and Chief Executive Officer.  Notwithstanding the foregoing, it shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions and (c) manage personal investments, in each case so long as such activities do not significantly interfere with the performance of the Executive’s responsibilities as an Executive of the Company in accordance with this Agreement or cause the Executive to breach the other terms of this Agreement.

(b)

Code of Conduct.  The Executive shall, at all times, adhere to the Code of Conduct attached hereto as Exhibit A (the “Code of Conduct”), which is hereby incorporated into this Agreement.  The Executive acknowledges and agrees that the Company may, in its sole discretion, amend the Code of Conduct at any time upon written notice to the Executive.

4.

Compensation.

(a)

Salary.  During the Employment Period, as compensation for the Executive’s services hereunder, the Company shall pay to the Executive an annual salary of One Hundred Seventy Five Thousand Dollars ($175,000.00) as the same may be adjusted by the President and Chief Executive Officer (“Base Compensation”), payable in accordance with the Company’s standard payroll policy, less such deductions or offsets required by applicable law or otherwise authorized by the Executive.

(b)

Discretionary Bonus.  Executive shall be entitled to receive a discretionary bonus in an amount as the Company shall determine in its sole discretion after giving due consideration of Executive’s performance and shall be payable to Executive in accordance with the Company’s normal annual bonus payment practices and procedures (“Annual Bonus”).  If an Annual Bonus is granted by the Company, the bonus shall be payable within thirty (30) days of the end of the Company’s fiscal year.

(c)

Participation in Stock Option Plan.  Subject to approval of the Company’s Compensation Committee and Board of Directors, as and for additional consideration for the execution of this Agreement as well as the services to be provided by Executive hereunder, the Company will grant Executive a stock option (“Option”) to purchase Three Hundred Thousand (300,000) shares of common stock at an exercise price of the closing price of the Company’s common stock on the Effective Date vesting equally on an annual basis (e.g. one hundred thousand shares per year) on each anniversary of the Effective Date or such shorter term as the Company’s Board of Directors may approve.  In the event there is a change of control in the Company, the Option shall automatically vest in its entirety.  For purposes of this subparagraph (c), a change of control shall occur in the event there is a change in the majority of the composition of the Board of Directors of Company as constituted on the Effective Date.

(d)

Director’s & Officer’s Insurance and Indemnity.  During the Employment Period, the Company shall maintain in full force and effect at its own expense, a policy of director’s and officer’s liability insurance with Executive as an insured in an amount of not less than Two Million Dollars ($2,000,000.00).  The Company shall indemnify and hold Executive harmless consistent with and pursuant to the terms and conditions of the Company’s Director Indemnification Agreement.

(e)

Executive Benefits.  Executive has elected not to participate in the Company’s health benefit program.  Accordingly, during the Employment Period, the Executive shall be entitled to receive a monthly health benefit allowance of Seven Hundred Fifty Dollars ($750.00).  During the Employment Period, Executive shall also be entitled to receive a monthly car allowance of Five Hundred Dollars ($500.00).  Executive shall also be entitled to two (2) weeks of paid vacation per year.

(f)

Business Expense Reimbursement.  During the Employment Period, the Company shall reimburse the Executive for reasonable business expenses actually incurred in the performance of the Executive’s services to the Company hereunder.  All expenses incurred must be for approved activities consistent with the Company’s policies from time to time.  The Executive shall submit invoices and other reports as requested by the Company to substantiate the expenses so incurred for which reimbursement is sought.  The Company shall reimburse Executive for all approved expenses within thirty (30) days after the date the Executive’s submits to the Company the invoices or other reports evidencing the expenses incurred.

5.

Termination of Employment.

(a)

Death.  If, during the Employment Period, the Executive shall die, this Agreement and the Executive’s employment shall terminate immediately, automatically and without any further notice hereunder, and the Executive’s estate shall be paid all then accrued but unpaid Base Compensation, together with unreimbursed business expenses as of the Date of Termination required to be reimbursed by the Company pursuant to Section 4(f), and the Executive’s spouse and dependents shall continue to participate in the benefit plans of the Company (to the extent applicable and permitted by the terms thereof, and subject to payment of the Executive contribution amounts associated with participation therein) during the six (6) month period immediately following the Date of Termination.  In addition, the Executive’s estate shall be entitled to retain any vested grants in the Option or such other further options granted Executive as of the Date of Termination in accordance with the terms and conditions of the Company’s stock option plan as then in effect.  Except as expressly provided above or as provided by non-waivable provisions of applicable law, all of the Executive’s rights and the Company’s obligations hereunder shall cease and be forfeited as of the Date of Termination, and the Executive shall have no further right or claim to any compensation, benefits or severance under this Agreement or otherwise against the Company, from and after the Date of Termination.

(b)

Disability.

(i)

If, during the Employment Period, the Executive shall, in the good faith determination of the Company, experience Disability (as defined below), the Company may give to the Executive a Notice of Termination (as defined in Section 5(e) setting out the Company’s intention to terminate this Agreement and the Executive’s employment. This Agreement and the Executive’s employment shall terminate upon the later of (A) receipt of such Notice of Termination by the Executive and (B) if applicable, the determination by a physician (as provided below) of the existence and extent of the Executive’s Disability (the “Disability Effective Date”), and the Executive shall (1) be paid all then accrued but unpaid Base Compensation, together with unreimbursed business expenses as of the Date of Termination required to be reimbursed by the

Company pursuant to Section 4(f), and (2) if eligible, be entitled to benefits under any long-term disability insurance plan of the Company covering the Executive then in effect.  The Executive (including the Executive’s spouse and dependents) shall continue to participate in the benefit plans of the Company (to the extent applicable and permitted by the terms thereof, and subject to payment of the Executive contribution amounts associated with participation therein) during the twelve (12) month period immediately following the Date of Termination.  In addition, the Executive shall be entitled to retain any vested grants in the Option or such other further options granted Executive as of the Date of Termination in accordance with the Company’s stock option plan as then in effect.  Except as expressly provided above or as provided by non-waivable provisions of applicable law, all of the Executive’s rights and the Company’s obligations hereunder shall cease and be forfeited as of the Date of Termination, and the Executive shall have no further right or claim to any compensation, benefits or severance under this Agreement or otherwise against the Company, from and after the Date of Termination.

(ii)

For purposes of this Agreement, “Disability” means (A) the Executive becoming entitled to receive disability benefits under the Company’s long-term disability insurance plan, if any, (B) the Executive being unable to perform the Executive’s duties hereunder by reason of physical or mental disability for at least ninety (90) calendar days within any 360 consecutive calendar days, or (C) the Executive being unable to perform the Executive’s duties hereunder by reason of physical or mental disability which is or is reasonably expected to be of permanent duration.  In the event of a dispute as to whether the Executive is disabled within the meaning of this Section 5(b), either the Executive, the Company or the Company’s insurer may from time to time request a medical examination of the Executive by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the Parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the Parties as to whether the Executive has become disabled and the date when such disability arose. The cost of any such medical examination shall be borne by the Company.

(c)

Without Cause.  Nothing contained in this Agreement shall prohibit the Company from terminating this Agreement at any time during the Employment Period without Cause (as defined in clause (d) below). If during the Employment Period Executive’s employment is terminated by the Company or any of its Affiliates other than for Cause, Death or Disability (as defined in this paragraph 5), the Company shall be obligated to pay to Executive as severance payments (collectively, the “Severance Payments”) the following:

(i)

the Company shall pay to the Executive all accrued and unpaid Base Compensation due through the Date of Termination, together with unreimbursed business expenses as of the Date of Termination required to be reimbursed by the Company pursuant to Section 4(f);

(ii)

the Company shall pay to the Employee an additional amount equal to one (1) month’s Base Compensation paid to the Employee pursuant to Section 4(a); and

(iii)

any earned and unpaid portion of the annual Bonus(es) for completed calendar years.

(d)

Cause. The Company may terminate this Agreement and the Executive’s employment at any time during the Employment Period for Cause.  In the event Executive’s employment is terminated for Cause as defined below, except as provided by non-waivable provisions of applicable law, all of the Executive’s rights and the Company’s obligations hereunder shall cease and be forfeited as of the Date of Termination, and the Executive shall have no further right or claim to any compensation, benefits or severance under this Agreement or otherwise against the Company, from and after the Date of Termination.  Without limiting the generality of the foregoing, all of the Executive’s unvested rights or unvested grants in any option granted under any Company stock option plan shall terminate and be forfeited without payment of any consideration to the Executive as of the Date of Termination.

(i)

For purposes of this Agreement, “Cause” shall mean (as determined by the Company, acting through the Board of Directors, in its sole discretion):

A)

Executive’s conviction of or plea of guilty or nolo contendere to a felony offense or a misdemeanor involving a crime of dishonesty or moral turpitude;

B)

Executive’s gross negligence or willful misconduct in the performance of his duties or responsibilities with the Company or any of its Affiliates;

C)

the misappropriation by Executive of any funds or property of the Company or any of its Affiliates, other than property of de minimis value;

D)

Executive’s removal from office or termination of his employment by requirement of any governmental authority having jurisdiction over the Company or any of its Affiliates;

E)

Executive engages in any activity that gives rise to a material conflict of interest with the Company or any of its Affiliates;

F)

the misuse or inappropriate imparting by Executive of any confidential or proprietary information of the Company or any of its Affiliates or Executive’s violation of any confidentiality or proprietary agreement between Executive and the Company or any of its Affiliates;

G)

Executive’s commission of an act of fraud upon or dishonesty toward the Company or any of its Affiliates;

H)

Executive engages in an activity that constitutes a material violation of any policy set forth in the Company’s Code of Ethics as it may be amended from time to time;

I)

Executive’s material breach of this Agreement; or

J)

a regulatory agency requires the Executive’s termination or removal from the duties required for the Executive’s position; or if the Executive ceases to maintain any requisite license, consent or permit for the performance of the Executive’s duties under this Agreement.

(e)

Notice of Termination.  Any termination by the Company for Cause, Disability or without Cause shall be communicated by a Notice of Termination (as defined below) given in accordance with this Section.  For purposes of this Agreement, “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon as well as a description of the acts and/or conduct giving rise to such termination, and (ii) if the Date of Termination is other than the date of receipt of such Notice of Termination, specifies the termination date (which date shall be not more than sixty (60) days after the receipt of such Notice of Termination).  The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause, if applicable, shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company’s rights hereunder.

(f)

Date of Termination.  “Date of Termination” means (i) if the Executive’s employment is terminated by the Company other than for Death or Disability, the date of the Executive’s receipt of the Notice of Termination (which shall be deemed to have occurred no later than five (5) days following the date of the Notice of Termination) or any later date specified therein, as the case may be, or (ii) if the Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

(g)

Procedure for Termination. Any termination by the Company of the Executive’s employment hereunder shall, to the extent applicable, be determined by the Board of Directors of the Company.

(h)

Relief of Authority.  Notwithstanding anything to the contrary set forth herein, upon written notice to the Executive, the Company may immediately relieve the Executive of all the Executive’s duties and responsibilities hereunder and may relieve the Executive of authority to act on behalf of, or legally bind, the Company.

6.

Confidential Information. Executive acknowledges that during the course of his employment with the Company, its subsidiaries and affiliates, he has been and will be exposed to documents and other information regarding the confidential affairs of the Company, its subsidiaries and affiliates, including without limitation information about their past, present and future financial condition, the markets for their products, key personnel, past, present or future actual or threatened litigation, trade secrets, current and prospective customer lists, operational methods, acquisition plans, prospects, plans for future development and other business affairs and information about the Company and its subsidiaries and affiliates not readily available to the public (the “Confidential Information”).  Executive hereby further acknowledges that the Confidential Information constitutes information that derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use and, as such, constitutes a trade secret of the Company within the meaning of the Uniform Trade Secrets Act.  The Executive recognizes that it is in the

Company’s legitimate business interest to restrict the disclosure and use of Confidential Information (as defined below) for any purpose other than in connection with the performance of the Executive’s duties to the Company, and to prohibit any misappropriation of such Confidential Information by the Executive.  The Executive therefore agrees that all Confidential Information heretofore or in the future obtained by the Executive shall be considered confidential and the proprietary information of the Company.  During or at any time subsequent to the Employment Period, the Executive shall not use or disclose, or authorize any other Person to use or disclose, any Confidential Information, other than as necessary to further the business objectives of the Company in accordance with the terms of the Executive’s employment hereunder.

7.

Return of Documents and Property.  Upon the expiration or termination of the Executive’s employment for any reason, or at any time upon the request of the Company, the Executive (or the Executive’s heirs or personal representatives) shall deliver to the Company (a) all documents and materials (including, without limitation, computer files) containing Confidential Information, and (b) all documents, materials, equipment and other property (including, without limitation, computer files, computer programs, computer operating systems, computers, printers, scanners, pagers, telephones, credit cards and identification cards) belonging to the Company, which in either case are in the possession or under the control of the Executive (or the Executive’s heirs or personal representatives).

8.

Discoveries and Works.

(a)

All Discoveries and Works (as defined below) made or conceived by the Executive either before or after the Effective Date, solely, jointly or with others, that relate to the Company’s present or anticipated activities, or are used or useable by the Company shall be owned by the Company.

(b)

The term “Discoveries and Works” includes, by way of example but without limitation, Confidential Information, patents and patent applications, service marks, and service mark registrations and applications, trade names, copyrights and copyright registrations and applications.

(c)

The Executive shall (i) promptly notify, make full disclosure to, and execute and deliver any documents requested by the Company, as the case may be, to evidence or better assure title to Discoveries and Works in the Company, as so requested, (ii) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company, (iii) assist the Company in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works, and (iv) promptly execute, whether during the Employment Period or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company and to protect the title of the Company thereto, including but not limited to assignments of such patents and other rights.

(d)

Any Discoveries and Works which, within six (6) months after the expiration or termination of the Employment Period, are made, disclosed, reduced to tangible or written form or description, or are reduced to practice by the Executive and which pertain to the business carried on or products or services being sold or delivered by the Company at the time of such termination shall, as between the Executive and the Company, be presumed to have been made during the Employment Period.  The Executive acknowledges that all Discoveries and Works shall be deemed “works made for hire” under the Copyright Act of 1976, as amended 17 U.S.C. Sect. 101.

9.

Nondisclosure of this Agreement.  The Executive shall not, at any time during the Employment Period or thereafter, disclose the existence or terms of this Agreement to any Person except (a) on a confidential basis to the Executive’s legal, tax or other professional advisors who need to know in connection with the Executive’s employment by the Company or to relatives within the Executive’s immediate family, (b) as required by law or legal process or (c) with the prior written consent of the Company.

10.

Nonsolicitation; Nondisparagement.

(a)

General.  The Executive and the Company understand and agree that the purpose of the provisions of this Section 10 is to protect the legitimate business interests of the Company and is not intended to eliminate the Executive’s post-employment in the Business (as defined in clause (e) below), nor is it intended to impair or infringe upon the Executive’s right to work, earn a living, or acquire and possess property from the fruits of the Executive’s labor. The Executive hereby acknowledges that the post-employment restrictions set forth in this Section 10 are reasonable and that they do not, and will not, unduly impair the Executive’s ability to earn a living after the termination of this Agreement.  The obligations set forth in this Agreement are in addition to, and independent of, any other obligations of the Executive set forth (to the extent applicable) in any other agreement to which the Executive is a party.

(b)

Covenants.  The Executive understands and agrees that the relationship between the Company and its customers, clients, employees, officers, directors, executives, agents, brokers, insurance companies, vendors, representatives, independent contractors and consultants constitutes valuable property and assets of the Company and may not be converted to the Executive’s own use.  Accordingly, the parties acknowledge and agree that the Executive, during the Employment Period and for a period of twenty-four (24) months thereafter, shall not, within the Restricted Area (as defined in clause (e) below), without the prior written consent of the Company, directly or indirectly:

(i)

solicit for employment, through any unlawful means, any former, current or future customer, client, employee, officer, director, executive, agent, broker, insurance company, vendor, representative, independent contractor and/or consultant, the Company’s affiliates or the Business or otherwise do anything to cause or encourage any such Person to terminate or sever his, her or its employment or other relationship with the Company, the Company’s affiliates or the Business;

(ii)

contact, solicit, or otherwise do anything to cause or encourage, through any unlawful means, any broker, agent, customer, contractor, vendor, insurance company, or consultant of the Company or any other Person to terminate, sever or limit his, her or its relationship with the Company, the Company’s affiliates or the Business; or

(iii)

contact or otherwise assist or act in concert with, through any unlawful means, for the purpose of damaging the Company, the Company’s affiliates or the Business in any way, any Person that became known to the Executive or the Company, or their respective Related Persons (as defined in clause (e) below), by or through the Business or whose name or business was obtained by or from the Company, the Company’s affiliates or the Business.

(c)

Remedies for Breach of Certain Sections.

(i)

Notwithstanding any other provision of this Agreement or any other agreement or document to the contrary, this Section 10(c) sets forth certain remedies of the Company and liability of the Executive with respect to any breach by the Executive of certain provisions of this Agreement based upon the Parties’ reasonable estimates of the damage that would be suffered by the Company in the event of such a breach by the Executive.  The Parties hereto agree that the remedies of the Company pursuant to this Section 10(c) are not intended as a penalty and are in addition to all other remedies and rights available to the Company in respect of such breach.

(ii)

If the Executive commits any breach of the terms of Sections 6, 7, 8, 9 or 10(b), then the Executive shall pay to the Company, as non-exclusive damages, twenty percent (20%) of all revenues generated by or attributable to or resulting from, in whole or in part, the Executive’s activities that contravene or result in a breach of Sections 6, 7, 8, 9 or 10(b).  The Executive shall disclose to the Company all revenues described in the immediately preceding sentence and shall report to the Company all such revenues on a calendar quarter basis in reasonable detail.  Such payment shall be made within ten (10) days following each calendar quarter, and the Executive’s obligation to make such payments shall survive indefinitely, including without limitation the termination of this Agreement.  The Company shall have the right to audit the reports provided by the Executive and the Executive shall cooperate in all respects with such audit as reasonably requested by the Company.

(d)

Various Rights.  The Parties specifically agree that the covenants in this Section 10 are an integral part of the inducement of the Company to enter into this Agreement and that the Company and/or its affiliates (or their respective successors or assigns) shall be entitled to injunctive relief, as provided in Section 11, in addition to all other legal and equitable rights and remedies available to it in connection with any breach or threatened breach by the Executive of any provision of this Section 10 (including without limitation the remedies set forth in Section 10(c)) and that no right, power or remedy conferred upon or reserved or exercised by the Company in this Section 10 is intended to be exclusive of any other right, power or remedy, each and every one of which (now or hereafter existing at law, in equity, by statute or otherwise) shall be cumulative and concurrent.  Each of the Executive and the Company agrees that in the event that either the length of time or Restricted Area set forth herein is deemed too restrictive by any arbitration panel or court of competent jurisdiction, the covenants and agreements in this Section 10, including Section 10(c), shall be enforceable for such time and within such geographical area as such arbitration panel or court may deem reasonable under the circumstances.

(e)

Definitions.  The following capitalized terms used in this Agreement shall have the meanings assigned to them below, which definition shall apply to both the singular and plural forms of such terms:

(i)

Business - The business conducted or proposed to be conducted by the Company or its affiliates from time to time.

(ii)

Confidential Information - Any and all proprietary techniques or confidential information (whether now or hereafter existing) which the Company or its affiliates may own, develop, compile or otherwise use, including not only information disclosed by the Company to the Executive, but also information developed by any other Person prior to the date hereof, or developed or learned by the Executive during the course or as a result of such Executive’s employment with the Company.  Confidential Information includes all information that has or could have commercial value or other utility in the business in which the Company or its affiliates is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company or its affiliates, whether or not such information is specifically labeled as Confidential Information by the Company, including without limitation proprietary techniques or confidential information known to the Executive prior to the Effective Date that relate to the Company’s present or anticipated activities or are used or useable by the Company in the conduct of the Business.  By way of example and without limitation, Confidential Information includes any and all information developed, obtained, used, licensed by or to or owned by the Company or its affiliates or any its or their Restricted Persons concerning trade secrets, techniques, know-how (including designs, plans, procedures, merchandising, marketing, distribution and warehousing know-how, processes, and research records), software, computer programs and designs, development tools, and any other intellectual property created, used or sold (through a license or otherwise) by the Company or its affiliates, know-how and processes, innovations, discoveries, improvements, research, development, test results, reports, specifications, data, formats, marketing data and plans, business plans, strategies, forecasts, unpublished financial information, orders, agreements and other forms of documents, price and cost information, merchandising opportunities, expansion plans, store plans, budgets, projections, customer, supplier, licensee, licensor and subcontractor identities, characteristics, agreements and operating procedures, and salary, staffing and employment information.

(iii)

Person - Any individual, estate, corporation, trust, joint venture, partnership, limited liability partnership, limited liability company or any other entity of every kind and nature.

(iv)

Related Person - With respect to any Person, (A) any affiliate of such Person, (B) each Person that serves as a director, manager, member, officer, partner, executor, or trustee of such Person (or in any other similar capacity), (C) any Person with respect to which such Person serves as a general partner or trustee (or in any other similar capacity), (D) any Person that has direct or indirect beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 5% of the outstanding voting power or equity securities or other equity interests representing at least 5% of the outstanding equity interests (a “Material Interest”) in such Person, and (E) any Person in which such Person holds a Material Interest.

(v)

Restricted Area - Each county and state of the United States of America, or any foreign jurisdiction, in which the Company or its affiliates conducted, or was planning to conduct, business at the time of any proposed activity by the Executive.

11.

Specific Performance.  The Executive acknowledges that violation of any of the covenants and provisions set forth in this Agreement would cause the Company irreparable damage and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Executive of any of the provisions of this Agreement, it is agreed that, in addition to the remedies at law or in equity, the Company shall be entitled without the posting of a bond, to equitable relief in the form of specific performance, a temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available for the purposes of restraining the Executive from any actual or threatened breach of such covenants.  Without limiting the generality of the foregoing, if the Executive breaches any provision of Sections 6 through 10, such breach will entitle the Company to enjoin the Executive from disclosing any Confidential Information to any Person and to enjoin such Person from receiving or using any such Confidential Information.  The rights and remedies of the Parties hereto are cumulative and shall not be exclusive, and each such Party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights and remedies by a Party shall in no way preclude such Party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

12.

Successors and Assigns.  This Agreement will apply to, be binding in all respects upon, and shall inure to the benefit of (a) the Company, its successors and assigns, and any company with which the Company may merge or consolidate or to which the Company may sell substantially all of its assets, and (b) the Executive and the Executive’s executors, administrators, heirs and legal representatives.  Since the Executive’s services are personal and unique in nature, the Executive may not transfer, sell or otherwise assign the Executive’s rights, obligations or benefits under this Agreement.

13.

Representations; Covenants.  The Executive represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which the Executive is bound, (b) the Executive is not a party to or bound by any employment agreement, non-competition agreement or confidentiality agreement or any other agreement that conflicts with or inhibits this Agreement or any other agreement between the Executive and the Company, (c) upon the execution and delivery of this Agreement by the Company and the Executive, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms and (d) the Executive has all licenses, consents and permits required by applicable laws, rules or regulations to perform the duties required of the Executive hereunder.  The Executive agrees that the Executive will comply with all applicable laws, rules and regulations (including without limitation obtaining and maintaining any required licenses, consents or permits) in the performance of the Executive’s duties under this Agreement and with the Code of Conduct and other policies and procedures of the Company as in effect from time to time.

14.

Notice.  Any notices, consents, waivers, and other communications under this Agreement shall be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, attention or fax number as a party may designate by notice to the other parties given in accordance with this Section 14):

If to the Company:
Universal Guardian Holdings. Inc. 4695 MacArthur Court, Suite 300 Newport Beach, CA 92660 Attn: Michael Skellern Fax: 949.861.86954
If to the Executive:
Randall L. Jones 31878 Del Obispo, Ste. 118-112 San Juan Capistrano, CA 92675 Fax No. 949.706.3497

or to such other persons or addresses as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided, however that notice of any change of address shall be effective only upon receipt thereof in accordance with this Section 14).

15.

Executive Representation by Counsel and Indemnity.

(a)

The Executive hereby acknowledges and represents that the Executive has had the opportunity to consult with independent legal counsel of the Executive’s choosing regarding the Executive’s rights and obligations under this Agreement and that the Executive fully understands the terms and conditions contained herein.

(b)

The Executive agrees to indemnify and hold the Company and its Related Persons harmless from any and all claims, demands, actions, proceedings, losses and expenses (including, without limitation, any attorneys’ fees and costs incurred by any of them) whatsoever arising from, directly or indirectly, the Executive’s breach of any of the representations, warranties, covenants or agreements set forth in this Agreement.

16.

Miscellaneous.

(a)

Survival.  Sections 5(i) and 6 through 13 (inclusive) shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of this Agreement or the Employment Period.  No other sections of this Agreement shall survive the termination hereof or thereof.

(b)

Severability. It is expressly understood and agreed that although the Parties consider the restrictions contained in this Agreement to be reasonable and necessary for the purpose of, among other things, preserving the goodwill, proprietary rights and going concern value of the Company, if any provision of this Agreement or the application of any such provision to any Party or circumstance shall be determined by any arbitration panel or court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to any Party or circumstance other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law.  If the final judgment of an arbitration panel or court of competent jurisdiction declares or finds that any term or provision hereof is invalid or unenforceable, the Parties hereto agree that the arbitration panel or court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, or to delete specific words or phrases, and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In this regard, the Executive agrees and acknowledges that (i) the provisions of Sections 6 through 10 hereof are reasonable and necessary for the protection of the Company and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company; (ii) such provisions contain reasonable limitations as to the time and the scope of activity to be restrained; and (iii) the execution and delivery by the Company of this Agreement, together with the Company’s commitments hereunder, are sufficient to compensate the Executive for the restrictions contained in Sections 6 through 10 hereof.

(c)

Entire Agreement; Amendments.  This Agreement constitutes the entire agreement and understanding between the Parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior discussions, agreements or other communications, whether written or oral, between the Parties hereto with respect to such subject matter.  This Agreement may be amended only in writing executed by the Parties hereto.

(d)

Federal and State Withholding.  The Company shall deduct from the amounts payable to the Executive pursuant to this Agreement the amount of all required federal, state and local withholding taxes in accordance with the Executive’s Form W-4 on file with the Company, and all applicable federal employment taxes.

(e)

Counterparts.  This Agreement may be executed in two or more counterparts, each of which, when so executed, then delivered or transmitted by facsimile, shall constitute an original and all of which taken together shall be deemed one agreement.

(f)

Governing Law.  This Agreement, and the application or interpretation of this Agreement, shall be governed exclusively by its terms and by the internal laws of the State of California, without giving effect to any conflict of laws provisions of such State.

(g)

Arbitration; Jurisdiction.

(i)

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Orange County, California by a panel of three neutral arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration, including those rules that permit discovery of facts and documents.  The Parties understand that they will be entitled to the same remedies in arbitration as they would in a court of law, and further agree that, in the course of any arbitration pursuant to this Agreement, they (i) will permit adequate discovery, (ii) will request that a written award be issued by the panel, (iii) are entitled to receive in the arbitration any and all relief they would be entitled to receive in a court proceeding and (iv) agree that the Executive will not be required to pay any of the arbitration fees or costs.  The Parties knowingly and voluntarily agree to this arbitration clause.

(ii)

The Parties’ agreement to arbitrate disputes includes, but is not limited to, any claims of unlawful discrimination and/or unlawful harassment under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, or any other federal, state or local law relating to discrimination in employment as well as any claims relating to wage and hour claims and any other statutory or common law claims.

(iii)

The Parties agree that, except as otherwise provided by this Section 17, arbitration shall be the exclusive forum for resolving all disputes arising out of or relating to employment with the Company or the termination of that employment.

(iv)

The cost of any arbitration pursuant to this Section 17(g) shall be paid for by the Company, with each Party bearing its own attorneys’ fees, provided that in connection with any claims for which a prevailing party is entitled to recover attorneys’ fees pursuant to statute, the arbitration panel shall have the authority to award such fees.  The Company and the Executive hereby agree that a judgment upon an award rendered by the arbitrators may be entered in any court having jurisdiction by suit on the judgment or in any other manner provided by law.

(v)

Notwithstanding any other provision of this Agreement, the Company shall be entitled to commence an action in any court of competent jurisdiction to enforce Sections 6, 7, 8, 9, 10 or 11 in part or in their entirety.  For purposes of entering such judgment or seeking enforcement of Sections 6, 7, 8, 9, 10 or 11 or entering judgment on the arbitrator’s award, each Party hereto acknowledges that he, she or it has entered into this Agreement in the County of Orange, California and hereby irrevocably submits to the co-exclusive jurisdiction of the Orange County office of the American Arbitration Association, the Orange County Superior Court and the United States District Court for the Central District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each Party hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding.  Each Party hereto irrevocably waives any objection to the laying of any venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(h)

Waiver of Jury Trial.  THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY COUNTERACTION OR COUNTERCLAIM, WHETHER IN CONTRACT, STATUTE, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE.

(i)

Waiver. No provision of this Agreement may be waived in any manner except by written agreement.  In the event any provision is waived, the balance of the provisions shall nevertheless remain in full force and effect and shall in no way be waived, affected, impaired or otherwise invalidated.  No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

(j)

Headings.  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

(k)

Certain Interpretive Matters.

(i)

Unless the context otherwise requires, (A) “or” is disjunctive but not necessarily exclusive, (B) words in the singular include the plural and vice versa, (C) the use in this Agreement of a pronoun in reference to a Party hereto includes the masculine, feminine or neuter, as the context may require, and (D) the word “including” shall mean “including without limitation.”

(ii)

No provision of this Agreement will be interpreted in favor of, or against, any of the Parties hereto by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof and no rule of strict construction will be applied against any Party hereto.

(l)

Expenses.  Except as otherwise set forth in this Agreement or any other written agreement between the Parties hereto, all fees and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement (including, without limitation, fees and expenses of legal counsel, accountants and other professionals) shall be paid by the Party incurring such fees or expenses.

(m)

Further Assurances. Each Party shall execute and deliver such documents, instruments and agreements and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby  and each Party hereto shall cooperate with each other in connection with the foregoing.

(n)

Action by the Company.  Any and all actions by the Company under this Agreement shall require the approval of the Board of Directors.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

UNIVERSAL GUARDIAN HOLDINGS, INC.

By:

/s/ Michael J. Skellern

___________________________________

Michael J. Skellern,

President & CEO

RANDALL A. JONES

/s/ Randall A. Jones

___________________________________

An Individual